Exhibit 3(ii).3

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED BYLAWS

OF

SLURRY EXPLOSIVE CORPORATION

(an Oklahoma corporation)

The following amendment to the Amended and Restated Bylaws of Slurry Explosive Corporation, now known as Slurry Holdings Corporation (the “Corporation”), was approved and adopted by the Board of Directors of the Corporation by unanimous written consent on November 22, 2002.

1. Article I of the Amended and Restated Bylaws of the Corporation is hereby amended by striking the name “Slurry Explosive Corporation” and substituting the following new name of the Corporation in lieu thereof:

“Chemex I Corp.”

2. There are no changes to Articles II through XI of the Amended and Restated Bylaws of the Corporation.

The Amended and Restated Bylaws of the Corporation, as amended and modified by this First Amendment to the Amended and Restated Bylaws of the Corporation, set forth the entire Bylaws of the Corporation. The amendment to the Corporation’s Amended and Restated Bylaws as provided in this First Amendment to the Amended and Restated Bylaws of the Corporation is effective as of the 22nd day of November, 2002, the date that such amendment was approved by the Board of Directors of the Corporation.

Dated: November 22, 2002.

CHEMEX I CORP.

By:	/s/ Tony M. Shelby
Title:

ATTEST:

/s/ David M. Shear
Asst. Secretary
[Corporate Seal]

AMENDED AND RESTATED BYLAWS

OF

SLURRY EXPLOSIVE CORPORATION

(an Oklahoma corporation)

These Amended and Restated Bylaws of Slurry Explosive Corporation (the “Corporation”) amend and restate the Bylaws of the Corporation now in effect and adopted by the Board of Directors of the Corporation on October 12, 1988 to read as follows:

ARTICLE I.

NAME

The name of the Corporation is Slurry Explosive Corporation (the “Corporation”).

ARTICLE II.

OFFICES

Section 1. Principal Office. The present location of the principal office for the transaction of the business of the Corporation is 5700 North Portland, Suite 301, Oklahoma City, Oklahoma 73112. The Board of Directors may change such principal office from time to time.

Section 2. Other Offices. The Corporation may have other offices at such places, within or without the State of Oklahoma, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE III.

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings. An annual meeting of shareholders shall be held at such time and date as may be designated by the Board of Directors. At the annual meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other proper business may be transacted.

Section 2. Failure to Hold Annual Meeting. A failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation will not affect otherwise valid corporate acts, cause a forfeiture of the Corporation, or cause a dissolution of the Corporation, except as may be otherwise specifically provided by law. If the annual meeting or election of directors is not held on the date designated therefor, the directors will cause the meeting to be held as soon as thereafter convenient.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by: (a) the Chairman of the Board; (b) in the chairman’s absence or disability, by the Vice Chairman of the Board; (c) the President; (d) in the President’s absence or disability, by a Vice President; (e) resolution adopted by the Board of Directors; or (f) one (1) or more shareholders holding a majority of the issued and outstanding voting shares of the Corporation. Notices of any special meeting shall be given to each shareholder as described in Section 11.4 and shall state, in addition to the time, date and place of such meeting, the purpose or purposes of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Upon request being made by written notice to the Chairman of the Board, or in his absence or disability, to the Vice Chairman of the Board, or to the President, or in his absence or disability to any Vice-President, or in the absence of a Vice-President, to the Secretary, by any person or persons herein empowered to call a special meeting, if such officer is the Secretary, he shall give notice to the shareholders, or if such officer is other than the Secretary, he shall cause the Secretary, to give notice to the shareholders that such meeting has been called for the purpose or purposes stated in such request and is to be held at a specified time, which time as fixed by such officer shall not be less than ten (10) days nor more than sixty (60) days after the receipt of such request. If notice of such meeting is not given to the shareholders within seven (7) days after the receipt of such request, such person or persons making such request may fix the time of such special meeting and give notice thereof in the same manner as herein provided for notice of annual meetings of shareholders.

Section 4. Place of Meetings. All meetings of shareholders shall be held either at the principal office of the Corporation or at any other place within or outside the State of Oklahoma as may be designated by the Board of Directors.

Section 5. Notice of Meetings. Written notice of the time, date and place of each annual meeting of the shareholders shall be given to each shareholder as described in Section 11.4 not less than ten (10) nor more than sixty (60) days before each annual meeting.

Section 6. Voting List. The Secretary shall prepare, at least ten (10) days prior to each meeting of the shareholders, an alphabetical list of all shareholders entitled to vote at such meeting, with the number of shares entitled to be voted by each shareholder set forth opposite their respective names. The Secretary shall produce the share ledger or a duplicate thereof, together with such list and shall keep it open either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held during normal business hours, at least ten (10) full days immediately preceding the convening thereof and until the close of such meeting, and it shall be subject to inspection at any time during such period by any shareholder or person representing shares. However, the Secretary shall not be required to prepare and produce a list of shareholders in any case where the share ledger reasonably shows in alphabetical order by classes of shares all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder.

Section 7. Quorum and Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or the Certificate of Incorporation of the Corporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken, except that if any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 8. Voting. At each meeting of shareholders each shareholder entitled to vote shall vote in person or by proxy and he shall have one (1) vote for each share standing registered in his name at the closing of the transfer books for such meeting, or the record date fixed for such meeting by the Board of Directors, as the case may be, or standing registered in his name at the time of such meeting if neither a date for the closing of the transfer books nor a record date for such meeting has been fixed by the Board of Directors. The voting at all meetings of shareholders may be oral but any qualified voter may demand a share vote by written ballot, whereupon such share vote shall be taken by written ballot each of which shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

Section 9. Vote Required. Except as provided by law, the Certificate of Incorporation and these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will decide any question brought before such meeting. Directors of the Corporation will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 10. Proxies. Any shareholder entitled to vote or execute consents shall have the right to do so either in person or by one (1) or more agents authorized by proxy. The appointment of a proxy shall be in writing and signed by the shareholder but shall require no other attestation and shall be filed with the Secretary of the Corporation at or prior to the meeting. If any shareholder appoints two (2) or more persons to act as proxies and if the instrument does not otherwise provide, then a majority of such persons present at the meeting (or if only one shall be present, then that one) shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided among the proxies. Any person holding shares in a representative or fiduciary capacity which he may represent in person may represent the same by proxy and confer general or discretionary power upon such a proxy. The duly executed proxy will be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The authority of a proxy if not coupled with an interest may be terminated at will. Unless otherwise provided in the appointment, the proxy’s authority shall cease three (3) years after the appointment. The termination of a proxy’s authority by act of the shareholder shall, subject to the time limitation herein set forth, be ineffective until written notice of the termination has been given to the Secretary of the Corporation. Unless otherwise provided therein, an appointment filed with the Secretary shall have the effect of revoking all proxy appointments of prior date. A proxy’s authority shall not be revoked by the death or incapacity of the maker unless before the vote is cast or the authority is exercised written notice of such death or incapacity is given to the Secretary of the Corporation.

Section 11. Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of the shareholders, shall be as follows:

(a) Calling meeting to order;

(b) Calling of roll and checking proxies;

(c) Proof of notice of meeting;

(d) Reading of any unapproved minutes;

(e) Reports of officers;

(f) Reports of committees;

(g) Election of directors;

(h) Unfinished business;

(I) New business; and

(j) Adjournment.

Section 12. Action Without Meeting. Any action which, under any provisions of the laws of the State of Oklahoma or under the provisions of the Certificate of Incorporation or under these Bylaws, may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent will bear the date of signature of each shareholder who signs the consent, and no written consent will be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Secretary, written consent signed by sufficient number of holders to take action is delivered to the Secretary of the Corporation or the Corporation’s registered office in Oklahoma. Such consent shall be filed with the Secretary of the corporation and made a part of the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 13. Telephonic Meetings. The Shareholders may participate in a meeting of the Shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 14. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint one (1) or more Inspectors of Election to act at such meeting or any adjournment thereof. If Inspectors of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. In case any person appointed as inspector fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman. An inspector need not be a shareholder of the Corporation, but no person who is a candidate for office of the Corporation shall act as an inspector. The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. The Inspectors of Election shall perform their duties impartially in good faith, to the best of their ability, and as expeditiously as is practical.

ARTICLE IV.

BOARD OF DIRECTORS

Section 1. Authority. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors will have full power and authority to manage, control and conduct the property, interests, business, transactions and affairs of the Corporation. The Board of Directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation, these Bylaws or the laws of the State of Oklahoma, as it deems proper for the conduct of its meetings and the management of the Corporation. In addition to the powers and authorities expressly conferred on the Board of Directors by these Bylaws, the Board of Directors may exercise all powers and take such actions as are not required by statute, the Certificate of Incorporations or these Bylaws to be exercised by the shareholders.

Section 2. Number, Election and Term of Office. The Board of Directors of the Corporation shall consist of one (1) or more members. The shareholders at any meeting shall determine the number which shall constitute the Board of Directors and the number so determined shall remain fixed until changed at a subsequent meeting of the shareholders. The directors shall be elected at each annual meeting of the shareholders; however, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any meeting of shareholders held for that purpose. Each director shall hold office for one (1) year or until his successor is elected (even though necessitating a term in excess of one (1) year) or until his earlier death, resignation or removal. A director need not be a shareholder of the Corporation.

Section 3. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

Section 4. Resignations. Upon the resignation of a director, a majority of the remaining directors or the sole remaining director shall have the power to elect a successor to take office when the resignation is to become effective.

Section 5. Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by the vote of shareholders holding a majority of the issued and outstanding shares entitled to vote at any annual or special meeting of shareholders. New directors to fill vacancies created by removal may be elected at the same meeting of shareholders.

Section 6. Annual Meetings. An annual meeting of the Board of Directors for the purpose of election of officers of the Corporation and the transaction of any other business coming before such meeting shall be held each year immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting to the elected directors shall be necessary in order to legally constitute the meeting, provided a majority of the Board shall be present. If a majority of the Board shall not be present, then such annual meeting may be held at such time as shall be fixed by the consent, in writing, of all of the directors.

Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. No notice of such regular meeting shall be required.

Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary or by any two (2) directors by notice of the time, date and place thereof given to each director not less than one (1) day before such meeting.

Section 9. Place of Meetings. Meetings of the Board of Directors shall be held at any place within or without the State of Oklahoma which has been designated from time to time by resolution adopted by the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal office of the Corporation.

Section 10. Quorum and Required Vote; Adjourned Meetings. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the directors, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. A quorum of the directors may adjourn any meeting of the directors to meet again at a stated day and hour; provided that in the absence of a quorum a majority of the directors present at any meeting of the directors, either regular or special, may adjourn to a later date but may not transact any business until a quorum has been secured. At any adjourned meeting at which a required number of directors shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. At least one (1) days notice of the time and place of holding an adjourned meeting shall be given to each director whether or not present at the time of adjournment, if such notice is by facsimile or hand delivery, or at least three (3) days notice if by mail.

Section 11. Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed by resolution adopted by the Board of Directors.

Section 12. Action without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing. Such written action by unanimous consent shall have the same effect as action taken at a meeting of the Board of Directors and shall be filed with the Secretary of the Corporation and made a part of the minute of proceeding of the Board of Directors.

Section 13. Telephonic Meetings. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 14. Waiver of Notice. Whenever the giving of any notice of a meeting of the Board of Directors is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the directors entitled to such notice, whether before or after the event as to which such notice is required, will be deemed equivalent to notice.

ARTICLE V.

EXECUTIVE COMMITTEE

Section 1. Election. The Board of Directors may if it deems necessary, acting by resolution adopted by a majority of the number of directors, elect from their own members an Executive Committee composed of two (2) or more voting members.

Section 2. Duties. The Executive Committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation in the interval between meetings of the Board of Directors, subject to the control and direction of the Board of Directors, except to the extent, if any, such authority shall be limited by the resolution appointing the Executive Committee and except the power to declare dividends and to adopt, amend or repeal these Bylaws and where action of the Board of Directors is required by law. It shall keep regular minutes of its proceedings which shall be reported to the directors at their next meeting.

Section 3. Term. Each committee member will serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or as a director, or (c) his removal as a committee member or as a director.

Section 4. Meetings. The Executive Committee shall meet at such times as may be fixed by the Committee or called by any two (2) committee members. Notice of the time and place of the meeting shall be given to each member of the Committee in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors or in such other manner as the Executive Committee by resolution may prescribe.

Section 5. Quorum and Voting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The acts of the majority of the members of the Executive Committee present at a meeting at which a quorum is present shall be the acts of the Executive Committee. At all meetings of the Executive Committee, each member present shall have one (1) vote which shall be cast by him in person.

Section 6. Waiver of Notice. Any actions taken or approved at any meeting of the Executive Committee, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.

Section 7. Removal. The entire Executive Committee or any individual member thereof may be removed from the Committee with or without cause by a vote of a majority of the directors.

Section 8. Vacancies. The Board of Directors shall fill all vacancies in the Executive Committee which may occur from time to time.

Section 9. Action Without Meeting; Telephonic Meeting. Action may be taken by the Executive Committee in the manner allowed by the Board of Directors pursuant to Sections 4.12 and 4.13 of Article IV.

ARTICLE VI.

COMMITTEES OF DIRECTORS

Section 1. Designation. The Board of Directors may, by resolution passed by a majority of the directors, designate one (1) or more committees, in addition to the Executive Committee authorized in Article V hereof, each committee to consist of two (2) or more of the directors of the Corporation, which to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Procedural Rules. Each committee shall comply with the same procedural rules set forth in Section 5.3 through 5.9, both inclusive, of Article V that are applicable to the Executive Committee.

ARTICLE VII.

OFFICERS

Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one (1) or more Senior Vice-Presidents, one (1) or more Vice-Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and such other officers as may be appointed in accordance with Section 7.3. One (1) person may hold two (2) or more offices; provided that no person shall at the same time hold the offices of President and Secretary.

Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with Section 7.3 or Section 7.6, shall be elected annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Section 5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office because of death, removal, resignation, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 7. Chairman of the Board. The Chairman of the Board, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 8. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board.

Section 9. Chief Executive Officer. The Chief Executive Officer shall be subject to the control of the Board of Directors and exercise and perform such powers and duties as may be assigned to him by the Board of Directors.

Section 10. President. The President shall be subject to the control of the Board of Directors, have general supervision, direction and control of the business, finances and affairs of the Corporation and all other powers normally held and exercised by the person serving as President of a corporation. The President shall:

(a) In the absence of the Chairman of the Board or Vice Chairman of the Board, preside at all meetings of the shareholders and Board of Directors;

(b) Sign or countersign, as may be necessary, all such bills, notes, checks, contracts and other instruments as may pertain to the ordinary course of the business of the Corporation;

(c) Execute deeds, bonds, mortgages, and contracts required to be executed under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation;

(d) Have the power to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these Bylaws and subject to the approval of the Board of Directors and to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors and to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors;

(e) Present a complete report of the business of the Corporation for the preceding fiscal year at the annual meeting of the shareholders and report to the Board of Directors from time to time all matters coming to his attention which materially affect the business of the Corporation; and

(f) Serve as a member of the Board of Directors and an ex-officio member of all standing committees, including the Executive Committee, if any; and possess such usual powers and duties of supervision and management as may pertain to the office of the President and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 11. Senior Vice-President. The Senior Vice-President, if any, shall be the executive officer of the Corporation next in authority to the President, whom he shall assist in the management of the business of the Corporation and the implementation of orders and resolutions of the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the President, he shall preside at all meetings of the shareholders and of the directors, and shall exercise all other powers and perform all other duties of the Chairman of the Board, Vice Chairman of the Board and the President. The Senior Vice-President shall perform such other duties as the Board of Directors may from time to time prescribe and shall have all authority conferred upon a Vice-President by these Bylaws.

Section 12. Vice-President. In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

Section 13. Secretary. The Secretary shall:

(a) Attend all meetings of the Board of Directors and the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors;

(b) Duly give or cause to be given all notices in accordance with these Bylaws or as required by law;

(c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized;

(d) Sign, with the President or Vice-President, all deeds, bonds, mortgages, contracts and other instruments when so ordered;

(e) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(f) Have general charge of the stock transfer books of the Corporation; and

(g) In general, perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 14. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be subject to, all the restrictions upon the Secretary. They shall perform such duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors.

Section 15. Treasurer. The Treasurer shall:

(a) Keep and maintain adequate and correct accounts of the properties and business transactions of the Corporation;

(b) Have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be designated by the Board of Directors;

(c) Prepare, or cause to be prepared, a true statement of the Corporation’s assets and liabilities as of the close of each fiscal year and a true statement of the results of the operations of the Corporation for the fiscal year then ended, all in reasonable detail; and

(d) In general, perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 16. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers, in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of, and be subject to, all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them be the Treasurer, by the President, or by the Board of Directors.

Section 17. Delegation of Duties. In case of the absence or disability of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, by a vote of a majority of the whole Board, delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

ARTICLE VIII.

SHARES OF STOCK

Section 1. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid, showing the number of the shares of the Corporation standing on the books in his name. The form of such certificate shall be determined by the Board of Directors. All such certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President or Vice President and Secretary or Assistant Secretary or by a facsimile of the signature of the President or Vice President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on a certificate for shares, shall have ceased by death, resignation or otherwise to be an officer of the Corporation before such certificate is delivered by the Corporation, such certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it be countersigned by a transfer agent or transfer clerk. Such certificates shall also be numbered and sealed with the seal of the Corporation.

Section 2. Record of Shareholders. There shall be kept at the registered office of the Corporation in the State of Oklahoma a record containing the names and addresses of all shareholders of the Corporation, arranged in alphabetical order, the number and class of shares held by each and the dates when they respectively became the owners of record thereof; provided that the foregoing shall not be required if the Corporation shall keep at its registered office a statement containing the name and post office address, including street number, if any, of the custodian of such record. Duplicate lists may be kept in such other state or states as may, from time to time, be determined by the Board of Directors.

Section 3. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one (1) or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one (1) of such Transfer Agents and registered by one (1) of such Registrars.

Section 4. Transfer of Shares. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon authorization by the registered holder thereof or by his attorney lawfully constituted in writing and on surrender and cancellation of a certificate or certificates for a like number of shares of the same class properly endorsed or accompanied by a duly executed stock transfer power and payment of all taxes thereon, with such proof of authenticity of the signatures as the Corporation or its transfer agents may reasonably require.

Section 5. Shareholders Record Date and Closing Stock Books. The Board of Directors may fix, in advance, a time as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, not more than sixty (60) days prior to the date of the meeting nor less than ten (10) days prior to the date of the meeting. The Board of Directors may also fix, in advance, a time as a record date for the determination of shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of shares or for the purpose of any other lawful action which shall be not more than sixty (60) days prior to the date of the event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the exclusive owner thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7. Lost Certificates. No new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time; provided that if any certificate for shares is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including indemnification of the Corporation reasonably satisfactory to it, as the Board of Directors shall determine.

Section 8. Treasury Shares. Treasury shares, or other shares not at the time issued and outstanding, shall not, directly or indirectly, be voted at any meeting of the shareholders, or counted in calculating the actual voting power of shareholders at any given time.

Section 9. Fractional Shares. Certificates of fractional shares of stock may be issued at the discretion of the Board of Directors. The registered ownership of any fractional share represented by such certificate or certificates shall entitle the holder thereof to receive dividends, participate in the corporate assets in the event of liquidation of the Corporation and to exercise voting rights in person or by proxy.

ARTICLE IX.

EXECUTION OF INSTRUMENTS

Section 1. Contracts. The Board of Directors or any committee thereunto authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Corporation any contract or other instrument, and such authority may be general or may be confined to specific instances.

Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued by or in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 3. Deposits; Bank Accounts. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by an officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient. Unless otherwise provided by resolution of the Board of Directors, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by hand-stamped legend in the name of the Corporation or by written endorsement by any officer without countersignature.

Section 4. Loans. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors, but when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated, up to the amount so authorized, by the President or a Vice-President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Corporation notes or other evidences of indebtedness for the amount of such loans and to give security for the payment of any and all loans, advances and indebtedness by hypothecating, pledging or transferring any part or all of the property of the Corporation, real or personal, at any time owned by the Corporation.

Section 5. Sale or Transfer of Securities Held by the Corporation. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of pursuant to authorization by the Board of Directors, or of any committee thereunto duly authorized, and when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 6. Execution of Proxies. The Chairman of the Board, Vice Chairman of the Board, President, or, in the absence or disability of the President, a Vice-President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice-President and by the Secretary or an Assistant Secretary.

ARTICLE X.

INDEMNIFICATION

Section 1. Indemnification by the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 2. Advance Indemnification. Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding and entitled to indemnification pursuant to this Article X may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if so requested by the Corporation, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article X.

Section 3. Non-Exclusive Indemnification. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Certificate of Incorporation, these Bylaws, any contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising our of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X, the Certificate of Incorporation, or under any provision of law.

Section 5. Constituent Corporation. For the purposes of this Article X, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE XI.

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the word “Corporate Seal, OKLAHOMA” and such other words or information as shall be determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 3. Dividends. The Board of Directors may, out of funds legally available therefor, from time to time at any regular or special meeting, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock. Such dividends may be made in cash, property or shares of the capital stock or other securities of the Corporation.

Section 4. Notice. Whenever any notice is required or permitted to be given under the provisions of any law, the Certificate of Incorporation or these Bylaws, it shall not be construed to require personal notice unless expressly so stated, but such notice may be given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice shall be deemed to have been duly given on the date of service if served personally or by telex, telecopier, cable, telegram or similar communication. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Section 5. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of any law or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

Section 6. Conflicts of Interest. Except as may be otherwise provided by the laws of the State of Oklahoma or the Certificate of Incorporation, no contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are accounted for such purpose; if: (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board of Directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors, or a committee which authorizes the contract or transaction.

Section 7. Loans to Officers or Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be construed to deny, limit or restrict the powers of guaranty or warranty of any Corporation at common law or under any statute.

Section 8. Amendment. These Bylaws may be amended, altered, changed or repealed at any annual or special meeting of the shareholders, provided notice of the proposed amendment, alteration, change or repeal is contained in the notice of such meeting, by the affirmative vote of a majority of the shares issued and outstanding, and entitled to vote thereat. These Bylaws also may be amended, altered, changed or repealed as permitted by the Certificate of Incorporation of the Corporation, at any annual or special meeting of the Board of Directors, provided notice of the proposed amendment, alteration, change or repeal is contained in the notice of such meeting, by the affirmative vote of the members of the Board of Directors. Notwithstanding the preceding sentence, the fact that such power to amend, alter, change or repeal has been conferred upon the Board of Directors shall not divest the shareholders of the power, nor limit their power to amend, alter, change or repeal these Bylaws.

These Amended and Restated Bylaws of Slurry Explosive Corporation set forth the entire Bylaws of the Corporation and are effective as of the 5th day of December, 2000, the date that such Amended and Restated Bylaws of Slurry Explosive Corporation were adopted and approved by the directors of the Corporation.

Dated: December 5, 2000

SLURRY EXPLOSIVE CORPORATION

By:	/s/ Jack E. Golsen
Title:	Board Chairman

ATTEST:

/s/ David M. Shear
Asst. Secretary
[Corporate Seal]